EXHIBIT 3.1.3

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
REGARDING INCREASED AUTHORIZATION OF REGISTRANT

DELAWARE

THE FIRST STATE

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PHYHEALTH CORPORATION”, FILED IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 2009, AT 1:37 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY OF STATE’S SEAL

4491856 8100	/s/ Jeffrey W. Bullock
090982979	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online	AUTHENTICATION: 7619208
at corp.delaware.gov/authver.shtml	DATE: 11-03-09

State of Delaware
Secretary of State
Division of Corporation
Delivered 01:37 PM 11/02/2009
FILED 01:37 PM 11/02/2009
SRV 09098279 – 4491856 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virture of the General Corporation Law of the State of Delaware does hereby certify
FIRST:         That at a meeting of the Board of Directors of
PHYHEALTH CORPORATION
Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article therof numbered “FOURTH “ so that, as amended, said Article shall be and read as follows:
THE AMOUNT OF TOTAL STOCK OF THIS CORPORATION IS AUTHORIZED TO ISSUE IS 40,000,000 SHARES OF COMMON STOCK AND 10,000,000 SHARES OF PREFERRED STOCK.  BOTH WITH A PART VALUE OF 0.000100.
SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called an held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.
THIRD:         That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WINTESS WHEREOF, said corporation has caused this certificate to be signed this      29th day of______OCTOBER_____ , 20 09___.

By:	/s/ Robert Trinka
Robert L. Trinka
Authorized Officer
Title:	PRESIDENT
Name:	Robert Trinka
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